UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2015

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2015, Cinemark USA, Inc., our wholly-owned subsidiary, amended the Amended and Restated Credit Agreement dated December 18, 2012 (the “Credit Agreement”), to extend the maturity of the $700 million term loan from 2019 to 2022.

The Guarantee and Collateral Agreement (including the schedules and exhibits thereto) dated October 5, 2006 (the “Guarantee and Collateral Agreement”), was also amended with respect to guarantee obligations in a swap transaction.

The foregoing summaries of the amendments to the Credit Agreement and the Guarantee and Collateral Agreement are qualified in their entirety by reference to the complete copy of the Second Amendment to the Amended and Restated Credit Agreement (including the schedules and exhibits thereto), filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Exhibit Description
10.1	Second Amendment to the Amended and Restated Credit Agreement dated May 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier
Title: Executive Vice President - General Counsel

Date: May 14, 2015

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